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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



Verdant Brands, Inc. and Subsidiary

We consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File Nos. 33-37806 and 33-72666) of our report dated December 5, 1997 (September 29, 1998 as to Note 12) appearing in Form 10-KSB/A, Amendment No. 2, of Verdant Brands, Inc. and subsidiary, formerly Ringer Corporation and subsidiary, for the year ended September 30, 1997.



Deloitte & Touche LLP
September 29, 1998
Minneapolis, Minnesota